UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 19, 2004 (October 15, 2004)

GEVITY HR, INC.
(Exact name of registrant as specified in charter)

Florida (State of incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205
(Address of principal executive offices / Zip Code)

(941) 741-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                                   ☐         Written communications pursuant to Rule 425 under the Securities Act.

                                   ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

                                   ☐         Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

                                   ☐         Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 2.02      Results of Operations and Financial Condition

        On October 15, 2004, Gevity HR, Inc. (the “Company”) issued the press release furnished as Exhibit 99 to this Current Report on Form 8-K. In that press release the Company stated, among other things, “Now is an exciting time at Gevity as we have confidence in our previously issued 2004 earnings guidance and are progressing to the next phase of our evolution. Gevity invites you to participate in a live conference call and webcast on Thursday, October 21, 2004 at 10:30 a.m. Eastern Time to discuss the Company’s strong third quarter earnings results and further details about the Company’s evolution.”

Item 8.01      Other Events

        Also contained in the October 15, 2004, press release, the Company announced expanded service delivery options for clients. The Company stated that its clients can now opt for a direct insured model, in addition to obtaining services of the Company on a co-employment platform. The latter model facilitates coinsurance under the Company’s plans whereas the new service delivery model adds the flexibility for a client to retain benefits and insurance programs of the client’s choice, yet still experience the full value of the Company’s end-to-end, single point solution.

        The Company also stated that it was continuing with the full development of the next generation of client insured options, whereby insurance coverage will be sourced through broker alliances. The Company is conducting a pilot operation under this model and broader market introduction is expected in the second quarter of 2005.

        In conjunction with expanding its service delivery offerings, the Company has enlarged its target market focus, refined the sales team structure and aligned the Company to meet the demands of current and future clients. Under its expanded target market focus, the Company will now market its services to businesses with up to 500 employees.

        The Company announced that Sal Uglietta has been appointed Senior Vice President of Marketing and Sales to head the expanded marketing and sales thrust, while retaining responsibility for the Company’s benefit offerings. Peter Grabowski, Senior Vice President and Chief Financial Officer, will assume responsibilities for the risk management portfolio. These executive assignments were occasioned by the retirement of Robert Minkhorst who formerly held the title of Senior Vice President of Marketing and Sales.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits.
Exhibit Number 99.9		Description Press Release dated October 15, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC. (Registrant)
Dated: October 19, 2004	By: /s/ Gregory M Nichols
Gregory M. Nichols Senior Vice President

EXHIBIT INDEX

Exhibit Number 99.9	Description Press Release dated October 15, 2004.